UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2026
SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-22345	52-1974638
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
18 E. Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)
(410) 763-7800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SHBI	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
(a)The annual meeting of the stockholders of Shore Bancshares, Inc. (the “Company”) was held on May 20, 2026.
(b)The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:
1.The stockholders elected the following individuals as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Shares Voted Against	Abstentions
Michael B. Adams	23,396,968	1,060,701	58,643
James M. Burke	24,176,173	224,544	115,595
Louis P. Jenkins, Jr.	23,241,285	1,217,414	57,613
David S. Jones	22,287,650	2,110,133	118,529
Dawn M. Willey	23,238,686	1,236,951	40,675
There were 3,877,710 broker non-votes in the election of directors.
2.The stockholders voted in favor of the non-binding resolution to approve the compensation of the named executive officers by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
23,842,167	593,669	80,475
There were 3,877,710 broker non-votes on the proposal.
3.The stockholders ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
28,335,126	10,230	48,666
There were no broker non-votes on the proposal.
Item 9.01 Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: May 20, 2026	By:	/s/ James M. Burke
James M. Burke
President and Chief Executive Officer